As filed with the Securities and Exchange Commission on August 29, 2025
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933
PDS Biotechnology Corporation
(Exact name of registrant as specified in its charter)

Delaware	26-4231384
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

303A College Road East
Princeton, NJ 08540
(Address of registrant’s principal executive offices, including zip code)
Frank Bedu-Addo, Ph.D.
President and Chief Executive Officer
PDS Biotechnology Corporation
303A College Road East
Princeton, NJ 08540
(800) 208-3343
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With copies to:
Fahd Riaz, Esq.
Patrick O’Malley, Esq.
DLA Piper LLP (US)
One Liberty Place
1650 Market Street, Suite 5000
Philadelphia, Pennsylvania 19103
(215) 656-3316
Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
This Registration Statement of PDS Biotechnology Corporation (the “Registrant”) contains two prospectuses:
•
a base prospectus which covers the offering, issuance and sale by the Registrant of the securities identified above from time to time in one or more offerings, which together shall have an aggregate initial offering price not to exceed $200.0 million; and

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sales agreement prospectus covering the offering, issuance and sale by the Registrant of up to a maximum aggregate offering price of $20.0 million (which amount is included in the $200.0 million aggregate offering price set forth in the base prospectus) of the Registrant’s common stock that may be issued and sold under the Amended and Restated At Market Issuance Sales Agreement, dated August 13, 2024, among the Registrant and B. Riley Securities, Inc. and H.C. Wainwright & Co., LLC.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus will be specified in one or more prospectus supplements to the base prospectus. The sales agreement prospectus immediately follows the base prospectus.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.
Subject to Completion, Dated August 29, 2025
PROSPECTUS
$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights to Purchase Common Stock, Preferred Stock,
Debt Securities or Units
We may offer and sell from time to time, in one or more offerings and on terms that we will determine at the time of each offering, shares of common stock, shares of preferred stock, debt securities, warrants or units that include any of these securities, or rights to purchase shares of common stock, shares of preferred stock, debt securities or units. We may sell any combination of these securities in one or more offerings with an aggregate initial offering price of up to $200,000,000.
We will provide the specific terms of each offering of securities, including the price and the type and amount of securities to be offered and sold, in a supplement to this prospectus. You should read this prospectus and the prospectus supplement carefully before you invest.
Investing in our securities involves a high degree of risk. See “Risk Factors” on page 3 of this prospectus and in the applicable prospectus supplement for a discussion of risks that you should consider before you invest in our securities.
Our common stock is traded on The Nasdaq Capital Market under the symbol “PDSB.” On August 27, 2025, the last reported sale price of our common stock on The Nasdaq Capital Market was $1.28 per share. We recommend that you obtain current market quotations for our common stock prior to making an investment decision.
As of August 27, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $60.7 million, based on 45,614,111 shares of outstanding common stock held by non-affiliates at a price of $1.33 per share, which was the closing price of our common stock on Nasdaq on July 3, 2025. During the 12 calendar months prior to and including the date of this prospectus, we did not sell any securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million (the “Baby Shelf Limitation”).
We may offer and sell these securities directly to purchasers or to or through one or more underwriters, dealers and agents, and on a continuous or delayed basis subject to the Baby Shelf Limitations. If we sell securities to or through underwriters, dealers or agents, we will include their names and the fees, commissions and discounts that they will receive, as well as the net proceeds to us, in the prospectus supplement. This prospectus may not be used to sell our securities unless it is accompanied by the prospectus supplement. The delivery of this prospectus together with a prospectus supplement relating to the offered securities shall not constitute an offer of any other securities covered by this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is     , 2025.

i

ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may sell any combination of the securities described in this prospectus in one or more transactions up to a total dollar amount of $200,000,000.
The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the registration statement. For further information about us and our securities, you should review the registration statement and the exhibits filed with the registration statement. In addition, the SEC allows us to incorporate by reference into this prospectus information in the reports and other documents that we file with the SEC, which means that we can disclose important information to you by referring you to those reports and other documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information. You may read the registration statement (including its exhibits) and the reports and other documents that we file with the SEC at the SEC’s website, www.sec.gov.
This prospectus provides you with a general description of the securities we may offer. Each time we offer securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Incorporation of Certain Information by Reference.” To the extent that any information in the prospectus supplement is inconsistent with the information in this prospectus, the information in the prospectus supplement will modify or supersede this prospectus.
This prospectus and the applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and the applicable prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus and the applicable prospectus supplement is accurate as of any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct as of any date subsequent to the date of the document incorporated by reference, even though this prospectus and any applicable prospectus supplement is delivered or securities are sold on a later date. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained in this prospectus, in the applicable prospectus supplement and in any documents incorporated by reference into this prospectus and the applicable prospectus supplement. We have not authorized any salesperson, dealer or other person to provide you with information different from that contained in this prospectus, in the applicable prospectus supplement or in any documents incorporated by reference into this prospectus or the applicable prospectus supplement, and you are not entitled to rely upon any such different information.
Throughout this prospectus, the terms “PDS,” “we,” “us,” “our,” and “our company” refer to PDS Biotechnology Corporation, a Delaware corporation.

PDS BIOTECHNOLOGY CORPORATION
Overview
We are a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our Versamune® T cell activator and Versamune® in combination with our interleukin 12 (IL-12) fused anti-body drug conjugate (ADC), PDS01ADC. In addition, we are developing the Infectimune® T cell-activator in infectious diseases.
We believe our investigational targeted immunotherapies have the potential to overcome limitations of current immunotherapy approaches through effective conversion of the immune suppressive tumor to an immunogenic microenvironment in addition to the induction of the right type, potency and quantity of tumor-targeting killer (CD8) T cells. Our Versamune® immunotherapies and Versamune® in combination with PDS01ADC, are being developed for treatments in oncology, and Infectimune® is being developed for preventive vaccines against infectious agents. When paired with an antigen, which is a disease-related protein that is recognizable by the immune system, Versamune® and Infectimune® have both been shown to induce, in vivo, large quantities of high-quality, highly potent polyfunctional disease-specific CD4 helper and CD8 killer T cells, a specific sub-type of T cell that has shown potential to be more effective at killing infected or target cells. Infectimune® is also designed to promote the induction of disease-specific neutralizing antibodies. PDS01ADC is an investigational tumor targeting IL-12 that we believe may enhance the proliferation, potency and longevity of T cells in the tumor microenvironment and reduces the prevalence of immune suppressive cells and components within the tumor. We believe that our proprietary combinations of Versamune® and PDS01ADC together with immune checkpoint inhibitors or other standards of care, may enhance the proliferation, potency and longevity of antigen specific multifunctional CD8 T cells in the tumor microenvironment and work synergistically to inhibit or treat cancer.
In March 2025, we announced the initiation of our VERSATILE-003 Phase 3 clinical trial evaluating PDS0101 (Versamune® HPV) in HPV16-positive first-line treatment of recurrent/metastatic head and neck squamous cell carcinoma.
In July 2025, we announced that the colorectal cancer cohort of a phase 2 clinical trial with PDS01ADC met the pre-defined criteria for expansion to stage 2 following positive stage 1 results.
For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus.
Corporate Information
Information concerning our company is contained in the documents that we file with the SEC as a reporting company under the Securities Exchange Act of 1934, as amended, which are accessible at www.sec.gov, and on our website at www.pdsbiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus solely as an inactive textual reference. Information on our website is not, and should not be considered, part of this prospectus.
Our principal executive offices are located at 303A College Road East, Princeton, NJ 08540, and our telephone number is (800) 208-3343.

RISK FACTORS
Investment in any securities offered pursuant to this prospectus and the applicable prospectus supplement involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the risk factors described in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and in any subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K that we file with the SEC after the date of this prospectus, and any amendments or updates thereto reflected in subsequent filings with the SEC, all of which are incorporated by reference into this prospectus, in addition to the risk factor described below. You should also carefully review all other information contained in or incorporated by reference into this prospectus and the applicable prospectus supplement, including the information contained below under the heading “Cautionary Note Regarding Forward-Looking Statements,” as updated by our subsequent filings under the Securities Exchange Act of 1934, as amended. The occurrence of any of these risks might cause you to lose all or part of your investment in the offered securities.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated herein by reference contain forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), and we anticipate that the applicable prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others:
•	the Company’s ability to protect its intellectual property rights;
•	the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings;
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the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its clinical and product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or clinical and product candidates;

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the Company’s limited operating history in the current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan;

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the timing for the Company or its partners to initiate the planned clinical trials for its Versamune® products, including PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1), and others, alone or in combination with PDS01ADC, as well as Infectimune® based clinical candidates and the future success of such trials;

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the successful implementation of the Company’s research and development programs and collaborations, including any collaboration trials concerning the Company’s Versamune®, PDS01ADC and Infectimune® based clinical and product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s clinical and product candidates;

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the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current clinical candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials;

•	expectations for the clinical and preclinical development, manufacturing, regulatory approval, and commercialization of the Company’s clinical and product candidates;
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any Company statements about its understanding of clinical and product candidates’ mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration trials; the acceptance by the market of the Company’s clinical and product candidates, if approved;

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the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s clinical and product candidates; and

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other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to those listed under Part II, Item 1A. Risk Factors.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.
In addition, you should refer to the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
We may discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus, including our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC.

USE OF PROCEEDS
Unless we state otherwise in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities described in this prospectus for the further development and commercialization of our product candidates and for general corporate purposes, which may include, among other things, reducing indebtedness, acquiring other companies (although we currently have no agreement to acquire any other company), purchasing or licensing other assets or lines of business, repurchasing our common stock and making capital expenditures, as well as for working capital. Until we use the net proceeds for these purposes, we intend to invest the net proceeds in investment-grade, interest-bearing securities. We have not determined the amounts we plan to spend on any of these areas or the timing of these expenditures. As a result, our management will have broad discretion regarding the application of the net proceeds from the sale of securities described in this prospectus.

DIVIDEND POLICY
We have never paid any cash dividends on our common stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

THE SECURITIES THAT WE MAY OFFER
We, directly or through underwriters, dealers or agents designated by us from time to time, may offer, issue and sell, together or separately, up to $200,000,000 in the aggregate of:
•	shares of our common stock, par value $0.00033 per share;
•	shares of our preferred stock, par value $0.00033 per share;
•	debt securities;
•	warrants to purchase shares of our common stock, shares of our preferred stock and/or our debt securities;
•	units consisting of two or more of the securities described above; or
•	rights to purchase shares of our common stock, shares of our preferred stock, warrants, units or our debt securities.
The common stock, the preferred stock, the debt securities, the warrants, the units, and the rights to purchase shares of our common stock, shares of our preferred stock, warrants, debt securities or units collectively are referred to in this prospectus as the “securities.”
We have summarized below the material terms of the various types of securities that we may offer. We will describe in the applicable prospectus supplement the detailed terms of the securities offered by that supplement. If indicated in the prospectus supplement, the terms of the offered securities may differ from the terms summarized below.
This prospectus may not be used to sell our securities unless it is accompanied by the applicable prospectus supplement.

DESCRIPTION OF SECURITIES
The following is a summary of all material characteristics of our capital stock as set forth in our certificate of incorporation and bylaws, as amended. Copies of these documents are filed or incorporated by reference as exhibits to the registration statement, of which this prospectus forms a part.
DESCRIPTION OF COMMON STOCK
We are presently authorized to issue 150,000,000 shares of common stock, par value $0.00033 per share. As of August 27, 2025, there were 47,025,502 shares of common stock issued and outstanding.
We have one class of common stock. Holders of our common stock are entitled to one vote per share on all matters to be voted upon by stockholders and do not have cumulative voting rights in the election of directors. Holders of shares of common stock are entitled to receive on a pro rata basis such dividends, if any, as may be declared from time to time by our board of directors in its discretion from funds legally available for that use, subject to any preferential dividend rights of outstanding preferred stock. They are also entitled to share on a pro rata basis in any distribution to our common stockholders upon our liquidation, dissolution or winding up, subject to the prior rights of any outstanding preferred stock. Common stockholders do not have preemptive rights to subscribe to any additional stock issuances by us, and they do not have the right to require the redemption of their shares or the conversion of their shares into any other class of our stock. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.
Provisions of our eighth amended and restated certificate of incorporation and second amended and restated bylaws may delay or discourage transactions involving an actual or potential change of control or change in our management, including transactions in which stockholders might otherwise receive a premium for their shares, or transactions that our stockholders might otherwise deem to be in their best interests. Therefore, these provisions could adversely affect the price of our common stock. Among other things, our eighth amended and restated certificate of incorporation and second amended and restated bylaws:
•	permits our board of directors to issue up to 5,000,000 shares of preferred stock, with any rights, preferences and privileges as they may designate;
•	provides that the authorized number of directors may be changed only by the board of directors;
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provides that all vacancies on our board of directors, including as a result of newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•	divides our board of directors into three classes;
•	require that any action to be taken by our stockholders must be effected at a duly called annual or special meeting of stockholders and not be taken by written consent;
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provides that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide advance notice in writing, and also specify requirements as to the form and content of a stockholder’s notice;

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does not provide for cumulative voting rights, thereby allowing the holders of a majority of the shares of common stock entitled to vote in any election of directors to elect all of the directors standing for election;

•	provides that special meetings of our stockholders may be called only by the board of directors;
•	does not preclude or contract the scope of exclusive federal or concurrent jurisdiction for any actions brought under the Securities Act or the Exchange Act; and.
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does not relieve us of our duties to comply with the federal securities laws and the rules and regulations thereunder, and our stockholders will not be deemed to have waived our compliance with these laws, rules and regulations.

In addition, we are subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to specified exceptions, an “interested stockholder” is a person who, together with affiliates and associates, owns, or within three years did own, 15% or more of the corporation’s voting stock.
The transfer agent and registrar of our common stock is Computershare Trust Company, N.A. The address of our transfer agent and registrar is 1290 Avenue of the Americas, 9th Floor, New York, NY 10104, and its telephone number is (212) 805-7100.
Our common stock is traded on The Nasdaq Capital Market under the symbol “PDSB.”
DESCRIPTION OF PREFERRED STOCK
We have authority to issue 5,000,000 shares of preferred stock, par value $0.00033 per share. As of August 27, 2025, we did not have any shares of preferred stock issued or outstanding.
Under our certificate of incorporation, our board of directors has the authority, without further action by stockholders, to designate one or more series of preferred stock and to fix the voting powers, designations, preferences, limitations, restrictions and relative rights granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be preferential to or greater than the rights of the common stock.
Our board of directors may authorize the issuance of preferred stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of the common stock. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deferring or preventing a change in our control and may adversely affect the market price of the common stock and the voting and other rights of the holders of common stock.
We will describe in a prospectus supplement relating to any series of preferred stock being offered the following terms:
•	the distinguishing designation of the series of preferred stock;
•	the number of shares of the series of preferred stock offered, the liquidation preference per share and the offering price of the series;
•	the dividend rate(s), period(s) or payment date(s) or method(s) of calculation applicable to the series of preferred stock;
•	whether dividends are cumulative or non-cumulative and, if cumulative, the date from which dividends on the series of preferred stock will accumulate;
•	the procedures for any auction and remarketing, if any, for the series of preferred stock;
•	the provisions for a sinking fund, if any, for the series of preferred stock;
•	the provision for redemption, if applicable, of the series of preferred stock;
•	any listing of the series of preferred stock on any securities exchange;
•	the terms and conditions, if applicable, upon which the series of preferred stock will be convertible into common stock, including the conversion price or manner of calculation and conversion period;
•	voting rights, if any, of the series of preferred stock;
•	a discussion of any material or special U.S. federal income tax considerations applicable to the series of preferred stock;
•	the relative ranking and preferences of the series of preferred stock as to dividend rights and rights upon the liquidation, dissolution or winding up of our affairs;
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any limitations on issuance of any series of preferred stock ranking senior to or on a parity with the series of preferred stock being offered as to dividend rights and rights upon liquidation, dissolution or winding up of our affairs; and

•	any other specific terms, preferences, rights, limitations or restrictions of the series of preferred stock.

Unless we specify otherwise in the applicable prospectus supplement, the preferred stock will rank, relating to dividends and upon our liquidation, dissolution or winding up:
•	senior to all classes or series of our common stock and to all of our equity securities ranking junior to the preferred stock;
•	on a parity with all of our equity securities the terms of which specifically provide that the equity securities rank on a parity with the preferred stock; and
•	junior to all of our equity securities the terms of which specifically provide that the equity securities rank senior to the preferred stock.
DESCRIPTION OF DEBT SECURITIES
The following is a general description of the terms of debt securities we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities.
As required by Federal law for all bonds and notes of companies that are publicly offered, any debt securities we issue will be governed by a document called an “indenture,” the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We have summarized the general features of the debt securities to be governed by the indenture. The summary is not complete. An indenture is a contract between us and a financial institution acting as trustee on behalf of the holders of the debt securities, and is subject to and governed by the Trust Indenture Act of 1939, as amended. The trustee has two main roles. First, the trustee can enforce holders’ rights against us if we default. There are some limitations on the extent to which the trustee acts on holders’ behalf, described in the second paragraph under “Description of Debt Securities-Events of Default.” Second, the trustee performs certain administrative duties, such as sending interest and principal payments to holders.
Because this section is a summary, it does not describe every aspect of any debt securities we may issue or the indenture governing any such debt securities. Particular terms of any debt securities we offer will be described in the prospectus supplement relating to such debt securities, and we urge you to read the applicable executed indenture, which will be filed with the SEC at the time of any offering of debt securities, because it, and not this description, will define the rights of holders of such debt securities.
A prospectus supplement will describe the particular terms of any series of debt securities we may issue, including some or all of the following:
•	the designation or title of the series of debt securities;
•
the total principal amount of the series of debt securities, the denominations in which the offered debt securities will be issued and whether the offering may be reopened for additional securities of that series and on what terms;

•	the percentage of the principal amount at which the series of debt securities will be offered;
•	the date or dates on which principal will be payable;
•	the rate or rates (which may be either fixed or variable) and/or the method of determining such rate or rates of interest, if any;
•	the date or dates from which any interest will accrue, or the method of determining such date or dates, and the date or dates on which any interest will be payable;
•	the terms for redemption, extension or early repayment, if any;
•	the currencies in which the series of debt securities are issued and payable;
•
whether the amount of payments of principal, interest or premium, if any, on a series of debt securities will be determined with reference to an index, formula or other method and how these amounts will be determined;

•	the place or places of payment, transfer, conversion and/or exchange of the debt securities;
•	the provision for any sinking fund;
•	any restrictive covenants;

•	events of default;
•	whether the series of debt securities are issuable in certificated form;
•	any provisions for legal defeasance or covenant defeasance;
•
whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);

•	any provisions for convertibility or exchangeability of the debt securities into or for any other securities;
•	whether the debt securities are subject to subordination and the terms of such subordination;
•	any listing of the debt securities on any securities exchange;
•	if applicable, a discussion of certain U.S. Federal income tax considerations, including those related to original issue discount, if applicable; and
•	any other material terms.
The debt securities may be secured or unsecured obligations. Unless the prospectus supplement states otherwise, principal, interest and premium, if any, will be paid by us in immediately available funds.
General
The indenture may provide that any debt securities proposed to be sold under this prospectus and the applicable prospectus supplement relating to such debt securities (“offered debt securities”) and any debt securities issuable upon conversion or exchange of other offered securities (“underlying debt securities”) may be issued under the indenture in one or more series.
For purposes of this prospectus, any reference to the payment of principal of, or interest or premium, if any, on, debt securities will include additional amounts if required by the terms of the debt securities.
Debt securities issued under an indenture, when a single trustee is acting for all debt securities issued under the indenture, are called the “indenture securities.” The indenture may also provide that there may be more than one trustee thereunder, each with respect to one or more different series of securities issued thereunder. See “Description of Debt Securities-Resignation of Trustee” below. At a time when two or more trustees are acting under an indenture, each with respect to only certain series, the term “indenture securities” means the one or more series of debt securities with respect to which each respective trustee is acting. In the event that there is more than one trustee under an indenture, the powers and trust obligations of each trustee described in this prospectus will extend only to the one or more series of indenture securities for which it is trustee. If two or more trustees are acting under an indenture, then the indenture securities for which each trustee is acting would be treated as if issued under separate indentures.
We refer you to the applicable prospectus supplement relating to any debt securities we may issue from time to time for information with respect to any deletions from, modifications of or additions to the Events of Default or covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection, that will be applicable with respect to such debt securities.
We have the ability to issue indenture securities with terms different from those of indenture securities previously issued and, without the consent of the holders thereof, to reopen a previous issue of a series of indenture securities and issue additional indenture securities of that series unless the reopening was restricted when that series was created.
Conversion and Exchange
If any debt securities are convertible into or exchangeable for other securities, the related prospectus supplement will explain the terms and conditions of the conversion or exchange, including the conversion price or exchange ratio (or the calculation method), the conversion or exchange period (or how the period will be determined), if conversion or exchange will be mandatory or at the option of the holder or us, provisions for adjusting the conversion price or the exchange ratio and provisions affecting conversion or exchange in the event of the redemption of the underlying debt securities. These terms may also include provisions under which the number or amount of other securities to be received by the holders of the debt securities upon conversion or exchange would be calculated according to the market price of the other securities as of a time stated in the prospectus supplement.

Payment and Paying Agents
We will pay interest to the person listed in the applicable trustee’s records as the owner of the debt security at the close of business on a particular day in advance of each due date for interest, even if that person no longer owns the debt security on the interest due date. That day, often approximately two weeks in advance of the interest due date, is called the “record date.” Because we will pay all the interest for an interest period to the holders on the record date, holders buying and selling debt securities must work out between themselves the appropriate purchase price. The most common manner is to adjust the sales price of the debt securities to prorate interest fairly between buyer and seller based on their respective ownership periods within the particular interest period. This prorated interest amount is called “accrued interest.”
Events of Default
Holders of debt securities of any series will have rights if an Event of Default occurs in respect of the debt securities of such series and is not cured, as described later in this subsection. The term “Event of Default” in respect of the debt securities of any series means any of the following:
•	we do not pay the principal of, or any premium on, a debt security of the series on its due date;
•	we do not pay interest on a debt security of the series within 30 days of its due date;
•	we do not deposit any sinking fund payment in respect of debt securities of the series on its due date and we do not cure this default within five days;
•
we remain in breach of a covenant in respect of debt securities of the series for 90 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the trustee or holders of at least 25% of the principal amount of debt securities of the series;

•	we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur; and
•	any other Event of Default occurs in respect of debt securities of the series described in the prospectus supplement.
An Event of Default for a particular series of debt securities does not necessarily constitute an Event of Default for any other series of debt securities issued under the same or any other indenture. The trustee may withhold notice to the holders of debt securities of any default, except in the payment of principal, premium or interest, if it considers the withholding of notice to be in the best interests of the holders.
Remedies if an Event of Default Occurs
If an Event of Default has occurred and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of the debt securities of the affected series may declare the entire principal amount of all the debt securities of that series to be due and immediately payable. This is called a declaration of acceleration of maturity. A declaration of acceleration of maturity may be canceled by the holders of a majority in principal amount of the debt securities of the affected series if the default is cured or waived and certain other conditions are satisfied.
Except in cases of default, where the trustee has some special duties, the trustee typically is not required to take any action under an indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability (called an “indemnity”). If reasonable indemnity is provided, the holders of a majority in principal amount of the outstanding debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee. The trustee may refuse to follow those directions in certain circumstances.
Before a holder is allowed to bypass the trustee and bring its own lawsuit or other formal legal action or take other steps to enforce its rights or protect its interests relating to any debt securities, the following must occur:
•	the holder must give the trustee written notice that an Event of Default has occurred and remains uncured;
•
the holders of at least 25% in principal amount of all outstanding debt securities of the relevant series must make a written request that the trustee take action because of the default and must offer reasonable indemnity to the trustee against the cost and other liabilities of taking that action;

•	the trustee must not have taken action for 60 days after receipt of the above notice and offer of indemnity; and
•	the holders of a majority in principal amount of the debt securities must not have given the trustee a direction inconsistent with the above notice during that 60-day period.

However, a holder is entitled at any time to bring a lawsuit for the payment of money due on its debt securities on or after the due date. Each year, we will furnish to each trustee a written statement of certain of our officers certifying that to their knowledge we are in compliance with the indenture and the debt securities, or else specifying any default.
Waiver of Default
The holders of a majority in principal amount of the relevant series of debt securities may waive a default for all such series of debt securities. If this happens, the default will be treated as if it had not occurred. No one can waive a payment default on a holder’s debt security, however, without the holder’s approval.
Merger or Consolidation
Under the terms of an indenture, we may be permitted to consolidate or merge with another entity. We may also be permitted to sell all or substantially all of our assets to another entity. However, typically we may not take any of these actions unless all the following conditions are met:
•
if we do not survive such transaction or we convey, transfer or lease our properties and assets substantially as an entirety, the acquiring company must be a corporation, limited liability company, partnership or trust, or other corporate form, organized under the laws of any state of the United States or the District of Columbia, and such company must agree to be legally responsible for our debt securities, and, if not already subject to the jurisdiction of any state of the United States or the District of Columbia, the new company must submit to such jurisdiction for all purposes with respect to the debt securities and appoint an agent for service of process;

•	alternatively, we must be the surviving company;
•	immediately after the transaction no Event of Default will exist;
•	we must deliver certain certificates and documents to the trustee; and
•	we must satisfy any other requirements specified in the prospectus supplement relating to a particular series of debt securities.
Modification or Waiver
There are three types of changes we may make to an indenture and the debt securities issued thereunder.
Changes Requiring Approval
First, there are changes that we cannot make to debt securities without specific approval of all of the holders. The following is a list of the types of changes that may require specific approval:
•	change the stated maturity of the principal of or rate of interest on a debt security;
•	reduce any amounts due on a debt security;
•	reduce the amount of principal payable upon acceleration of the maturity of a security following a default;
•	at any time after a change of control has occurred, reduce any premium payable upon a change of control;
•	change the place or currency of payment on a debt security (except as otherwise described in the prospectus or prospectus supplement);
•	impair the right of holders to sue for payment;
•	adversely affect any right to convert or exchange a debt security in accordance with its terms;
•	reduce the percentage of holders of debt securities whose consent is needed to modify or amend the indenture;
•	reduce the percentage of holders of debt securities whose consent is needed to waive compliance with certain provisions of the indenture or to waive certain defaults;
•
modify any other aspect of the provisions of the indenture dealing with supplemental indentures, modification and waiver of past defaults, changes to the quorum or voting requirements or the waiver of certain covenants; and

•	change any obligation we have to pay additional amounts.

Changes Not Requiring Approval
The second type of change does not require any vote by the holders of the debt securities. This type is limited to clarifications and certain other changes that would not adversely affect holders of the outstanding debt securities in any material respect, including the addition of covenants and guarantees. We also do not need any approval to make any change that affects only debt securities to be issued under the indenture after the change takes effect.
Changes Requiring Majority Approval
Any other change to the indenture and the debt securities may require the following approval:
•	if the change affects only one series of debt securities, it must be approved by the holders of a majority in principal amount of that series; and
•
if the change affects more than one series of debt securities issued under the same indenture, it must be approved by the holders of a majority in principal amount of all of the series affected by the change, with all affected series voting together as one class for this purpose.

The holders of a majority in principal amount of all of the series of debt securities issued under an indenture, voting together as one class for this purpose, may waive our compliance obligations with respect to some of our covenants in that indenture. However, we cannot obtain a waiver of a payment default or of any of the matters covered by the bullet points included above under “Description of Debt Securities-Modification or Waiver-Changes Requiring Approval.”
Further Details Concerning Voting
When taking a vote on proposed changes to the indenture and the debt securities, we expect to use the following rules to decide how much principal to attribute to a debt security:
•
for original issue discount securities, we will use the principal amount that would be due and payable on the voting date if the maturity of these debt securities were accelerated to that date because of a default;

•
for debt securities whose principal amount is not known (for example, because it is based on an index), we will use a special rule for that debt security described in the related prospectus supplement; and

•	for debt securities denominated in one or more foreign currencies, we will use the U.S. dollar equivalent.
Debt securities will not be considered outstanding, and therefore not eligible to vote, if we have deposited or set aside in trust money for their payment or redemption. Debt securities will also not be eligible to vote if they have been fully defeased as described later under “Description of Debt Securities-Defeasance-Legal Defeasance.”
We generally will be entitled to set any day as a record date for the purpose of determining the holders of outstanding indenture securities that are entitled to vote or take other action under the indenture. If we set a record date for a vote or other action to be taken by holders of one or more series, that vote or action may be taken only by persons who are holders of outstanding indenture securities of those series on the record date and must be taken within 11 months following the record date.
Book-entry and other indirect holders will need to consult their banks or brokers for information on how approval may be granted or denied if we seek to change the indenture or the debt securities or request a waiver.
Defeasance
The following provisions will be applicable to each series of debt securities unless we state in the applicable prospectus supplement that the provisions of covenant defeasance and legal defeasance will not be applicable to that series.

Covenant Defeasance
We can make the deposit described below and be released from some of the restrictive covenants in the indenture under which the particular series was issued. This is called “covenant defeasance.” In that event, the holders would lose the protection of those restrictive covenants but would gain the protection of having money and government securities set aside in trust to repay holders’ debt securities. If applicable, a holder also would be released from the subordination provisions described under “Description of Debt Securities-Indenture Provisions-Subordination” below. In order to achieve covenant defeasance, we must do the following:
•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion of our counsel confirming that, under current U.S. Federal income tax law, we may make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity; and

•	We must deliver to the trustee certain documentation stating that all conditions precedent to covenant defeasance have been complied with.
If we accomplish covenant defeasance, holders can still look to us for repayment of the debt securities if there were a shortfall in the trust deposit or the trustee is prevented from making payment. In fact, if one of the remaining Events of Default occurred (such as our bankruptcy) and the debt securities became immediately due and payable, there might be a shortfall. Depending on the event causing the default, holders may not be able to obtain payment of the shortfall.
Legal Defeasance
As described below, we can legally release ourselves from all payment and other obligations on the debt securities of a particular series (called “legal defeasance”), (1) if there is a change in U.S. Federal tax law that allows us to effect the release without causing the holders to be taxed any differently than if the release had not occurred, and (2) if we put in place the following other arrangements for holders to be repaid:
•
If the debt securities of the particular series are denominated in U.S. dollars, we must deposit in trust for the benefit of all holders of such debt securities a combination of money and U.S. government or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates;

•
We may be required to deliver to the trustee a legal opinion confirming that there has been a change in current U.S. Federal tax law or an Internal Revenue Service ruling that allows us to make the above deposit without causing the holders to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves at maturity. Under current U.S. Federal tax law, the deposit and our legal release from the debt securities would be treated as though we paid each holder its share of the cash and notes or bonds at the time the cash and notes or bonds were deposited in trust in exchange for its debt securities and holders would recognize gain or loss on the debt securities at the time of the deposit; and

•	We must deliver to the trustee a legal opinion and officers’ certificate stating that all conditions precedent to legal defeasance have been complied with.
If we ever did accomplish legal defeasance, as described above, holders would have to rely solely on the trust deposit for repayment of the debt securities. Holders could not look to us for repayment in the unlikely event of any shortfall. Conversely, the trust deposit would most likely be protected from claims of our lenders and other creditors if we ever became bankrupt or insolvent. If applicable, holders would also be released from the subordination provisions described later under “Description of Debt Securities-Indenture Provisions-Subordination.”
Resignation of Trustee
Each trustee may resign or be removed with respect to one or more series of indenture securities provided that a successor trustee is appointed to act with respect to such series. In the event that two or more persons are acting as trustee with respect to different series of indenture securities under the indenture, each of the trustees will be a trustee of a trust separate and apart from the trust administered by any other trustee.
Indenture Provisions-Subordination
Upon any distribution of our assets upon our dissolution, winding up, liquidation or reorganization, the payment of the principal of (and premium, if any) and interest on any indenture securities denominated as subordinated debt securities is to be subordinated to the extent provided in the indenture in right of payment to the prior payment in full of all Senior Indebtedness (defined below), but our obligation to holders to make payment of the principal of (and premium, if any) and interest on such subordinated debt securities will not otherwise be affected. In addition, no payment on account of principal (or premium, if any), interest or sinking fund, if any, may be made on such subordinated debt securities at any time unless full payment of all amounts due in respect of the principal (and premium, if any), interest and sinking fund, if any, on Senior Indebtedness has been made or duly provided for in money or money’s worth.
In the event that, notwithstanding the foregoing, any payment from us is received by the trustee in respect of subordinated debt securities or by the holders of any of such subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution must be paid over to the holders of the Senior Indebtedness or on their behalf for application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness, the holders of such subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of such subordinated debt securities.
By reason of this subordination, in the event of a distribution of our assets upon our insolvency, certain of our senior creditors may recover more, ratably, than holders of any subordinated debt securities. The related indenture will provide that these subordination provisions will not apply to money and securities held in trust under the defeasance provisions of the indenture.
“Senior Indebtedness” will be defined in an applicable indenture as the principal of (and premium, if any) and unpaid interest on:
•
our indebtedness (including indebtedness of others guaranteed by us), whenever created, incurred, assumed or guaranteed, for money borrowed (other than indenture securities issued under the indenture and denominated as subordinated debt securities), unless in the instrument creating or evidencing the same or under which the same is outstanding it is provided that this indebtedness is not senior or prior in right of payment to the subordinated debt securities; and

•	renewals, extensions, modifications and refinancings of any of such indebtedness.
The prospectus supplement accompanying any series of indenture securities denominated as subordinated debt securities will set forth the approximate amount of our Senior Indebtedness outstanding as of a recent date.
Trustee
We intend to name the indenture trustee for each series of indenture securities in the related prospectus supplement.
Certain Considerations Relating to Foreign Currencies
Debt securities denominated or payable in foreign currencies may entail significant risks. These risks include the possibility of significant fluctuations in the foreign currency markets, the imposition or modification of foreign exchange controls and potential illiquidity in the secondary market. These risks will vary depending upon the currency or currencies involved and will be more fully described in the applicable prospectus supplement.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our common stock, preferred stock or debt securities. We may issue warrants independently or together with other securities, and the warrants may be attached to or separate from any offered securities. If a series of warrants will be issued under a separate warrant agreement to be entered into between us and the investors or a warrant agent, we will so specify in the applicable prospectus supplement. The following summary of the material provisions of the warrants and warrant agreements is subject to, and qualified in its entirety by reference to, all the provisions of the warrants and any warrant agreement applicable to a particular series of warrants. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. We urge you to read the applicable prospectus supplement, as well as the complete warrants and warrant agreements that contain the terms of the warrants.
The material terms of any issue of warrants will be described in the prospectus supplement relating to the issue. Those terms may include:
•
the number of shares of common stock or preferred stock purchasable upon the exercise of warrants to purchase such shares and the price at which such number of shares may be purchased upon such exercise;

•
a summary of the designation and terms (including, without limitation, liquidation, dividend, conversion and voting rights) of the series of preferred stock purchasable upon exercise of warrants to purchase preferred stock as set forth in the certificate of designation for such series of preferred stock;

•	the principal amount of debt securities that may be purchased upon exercise of a debt warrant and the exercise price for the warrants, which may be payable in cash, securities or other property;
•	the date, if any, on and after which the warrants and the related debt securities, preferred stock or common stock will be separately transferable;
•	the terms of any rights to redeem or call the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the right will expire;
•	U.S. federal income tax consequences applicable to the warrants; and
•	any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange, exercise and settlement of the warrants.
Each warrant will entitle its holder to purchase the principal amount of debt securities or the number of shares of preferred stock or common stock at the exercise price set forth in, or calculable as set forth in, the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
A holder of warrant certificates may exchange them for new warrant certificates of different denominations, present them for registration of transfer and exercise them at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Until any warrants to purchase debt securities are exercised, the holder of the warrants will not have any rights of holders of the debt securities that can be purchased upon exercise, including any rights to receive payments of principal, premium or interest on the underlying debt securities or to enforce covenants in the applicable indenture. Until any warrants to purchase common stock or preferred stock are exercised, the holders of the warrants will not have any rights of holders of the underlying common stock or preferred stock, including any rights to receive dividends or payments upon any liquidation, dissolution or winding up on the common stock or preferred stock, if any.

DESCRIPTION OF UNITS
We may issue units consisting of any combination of common stock, preferred stock, debt securities or warrants to purchase shares of our common stock, shares of our preferred stock or debt securities offered under this prospectus in one or more series. We may elect to evidence each series of units by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.
The following description, together with the additional information included in any applicable prospectus supplement, summarizes the general features of the units that we may offer under this prospectus. You should read any prospectus supplement related to the series of units being offered, as well as the complete unit agreements that contain the terms of the units. Specific unit agreements will contain additional important terms, and we will file as an exhibit to the registration statement of which this prospectus is a part, or will incorporate by reference from another report that we file with the SEC, the form of each unit agreement relating to units offered under this prospectus.
If we offer any units, certain terms of that series of units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:
•	the title of the series of units;
•	identification and description of the separate constituent securities comprising the units;
•	the price or prices at which the units will be issued;
•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;
•	a discussion of certain U.S. federal income tax considerations applicable to the units; and
•	any other material terms of the units and their constituent securities.
DESCRIPTION OF RIGHTS
The following is a general description of the terms of the rights we may issue from time to time unless we provide otherwise in the applicable prospectus supplement. Particular terms of any rights we offer will be described in the prospectus supplement relating to such rights.
General
We may issue rights to purchase common stock, preferred stock, debt securities or units. Rights may be issued independently or together with other securities and may or may not be transferable by the person purchasing or receiving the rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting, backstop or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. In connection with a rights offering to our stockholders, we would distribute certificates evidencing the rights and a prospectus supplement to our stockholders on or about the record date that we set for receiving rights in such rights offering.
The applicable prospectus supplement will describe the following terms of any rights we may issue, including some or all of the following:
•	the title and aggregate number of the rights;
•	the subscription price or a formula for the determination of the subscription price for the rights and the currency or currencies in which the subscription price may be payable;
•	if applicable, the designation and terms of the securities with which the rights are issued and the number of rights issued with each such security or each principal amount of such security;
•	the number or a formula for the determination of the number of the rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	in the case of rights to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one right;

•	in the case of rights to purchase common stock or preferred stock, the type of stock and number of shares of stock purchasable upon exercise of one right;
•	the date on which the right to exercise the rights will commence, and the date on which the rights will expire (subject to any extension);
•	if applicable, the minimum or maximum amount of the rights that may be exercised at any one time;
•	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;
•
if applicable, the procedures for adjusting the subscription price and number of shares of common stock or preferred stock purchasable upon the exercise of each right upon the occurrence of certain events, including stock splits, reverse stock splits, combinations, subdivisions or reclassifications of common stock or preferred stock;

•	the effect on the rights of any merger, consolidation, sale or other disposition of our business;
•	the terms of any rights to redeem or call the rights;
•	information with respect to book-entry procedures, if any;
•	the terms of the securities issuable upon exercise of the rights;
•	if applicable, the material terms of any standby underwriting, backstop or other purchase arrangement that we may enter into in connection with the rights offering;
•	if applicable, a discussion of certain U.S. Federal income tax considerations; and
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights.
Exercise of Rights
Each right will entitle the holder to purchase for cash or other consideration such shares of stock or principal amount of securities at the subscription price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised as set forth in the applicable prospectus supplement beginning on the date specified therein and continuing until the close of business on the expiration date set forth in the prospectus supplement relating to the rights offered thereby. After the close of business on the expiration date, unexercised rights will become void.
Upon receipt of payment and a subscription certificate properly completed and duly executed at the corporate trust office of the subscription agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, forward the securities purchasable upon such exercise. If less than all of the rights represented by such subscription certificate are exercised, a new subscription certificate will be issued for the remaining rights. If we so indicate in the applicable prospectus supplement, holders of the rights may surrender securities as all or part of the exercise price for rights.
We may determine to offer any unsubscribed offered securities directly to stockholders, persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting, backstop or other arrangements, as set forth in the applicable prospectus supplement.
Prior to exercising their rights, holders of rights will not have any of the rights of holders of the securities purchasable upon subscription, including, in the case of rights to purchase common stock or preferred stock, the right to receive dividends, if any, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights or, in the case of rights to purchase debt securities, the right to receive principal, premium, if any, or interest payments, on the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture.

PLAN OF DISTRIBUTION
We may sell the securities covered by this prospectus from time to time pursuant to underwritten public offerings, negotiated transactions, block trades or a combination of these methods or through underwriters or dealers, through agents and/or directly to one or more purchasers. The securities may be distributed from time to time in one or more transactions:
•	at a fixed price or prices, which may be changed;
•	at market prices prevailing at the time of sale;
•	at prices related to such prevailing market prices; or
•	at negotiated prices.
Each time that we sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms and conditions of the offering of such securities, including the offering price of the securities and the proceeds to us, if applicable.
Offers to purchase the securities being offered by this prospectus may be solicited directly. Agents may also be designated to solicit offers to purchase the securities from time to time. Any agent involved in the offer or sale of our securities will be identified in a prospectus supplement.
If a dealer is utilized in the sale of the securities being offered by this prospectus, the securities will be sold to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.
If an underwriter is utilized in the sale of the securities being offered by this prospectus, an underwriting agreement will be executed with the underwriter at the time of sale and the name of any underwriter will be provided in the prospectus supplement that the underwriter will use to make resales of the securities to the public. In connection with the sale of the securities, we or the purchasers of securities for whom the underwriter may act as agent, may compensate the underwriter in the form of underwriting discounts or commissions. The underwriter may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for which they may act as agent. Unless otherwise indicated in a prospectus supplement, an agent will be acting on a best efforts basis and a dealer will purchase securities as a principal, and may then resell the securities at varying prices to be determined by the dealer.
Any compensation paid to underwriters, dealers or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be described in the applicable prospectus supplement. Underwriters, dealers and agents participating in the distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions. We may enter into agreements to indemnify underwriters, dealers and agents against civil liabilities, including liabilities under the Securities Act, or to contribute to payments they may be required to make in respect thereof and to reimburse those persons for certain expenses.
Any common stock issued by us will be traded on The Nasdaq Capital Market unless we specify otherwise in the prospectus supplement, but any other securities may or may not be publicly traded or listed on a national securities exchange. To facilitate the offering of securities, certain persons participating in the offering may engage in transactions that stabilize, maintain or otherwise affect the price of the securities. This may include over-allotments or short sales of the securities, which involve the sale by persons participating in the offering of more securities than were sold to them. In these circumstances, these persons would cover such over-allotments or short positions by making purchases in the open market or by exercising their over-allotment option, if any. In addition, these persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to dealers participating in the offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. These transactions may be discontinued at any time.
If indicated in the applicable prospectus supplement, underwriters or other persons acting as agents may be authorized to solicit offers by institutions or other suitable purchasers to purchase the securities at the public offering price set forth in the prospectus supplement, pursuant to delayed delivery contracts providing for payment and delivery on the date or dates stated in the prospectus supplement. These purchasers may include, among others, commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. Delayed delivery contracts will be subject to the condition that the purchase of the securities covered by the delayed delivery contracts will not at the time of delivery be prohibited under the laws of any jurisdiction in the United States to which the purchaser is subject. The underwriters and agents will not have any responsibility with respect to the validity or performance of these contracts.
We may engage in at-the-market offerings into an existing trading market in accordance with Rule 415(a)(4) under the Securities Act. In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement so indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be named in the applicable prospectus supplement. In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus and an applicable prospectus supplement. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The specific terms of any lock-up provisions in respect of any given offering will be described in the applicable prospectus supplement.
The underwriters, dealers and agents may engage in transactions with us, or perform services for us, in the ordinary course of business for which they receive compensation.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by DLA Piper LLP (US), Philadelphia, PA. Additional legal matters may be passed upon for us or any underwriters, dealers or agents by counsel that we will name in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and audit.
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and, in accordance with that act, file periodic reports and other information with the SEC. The SEC maintains an Internet site that contains all reports and other information that we file electronically with the SEC. The address of that website is www.sec.gov.
This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act for the securities offered under this prospectus (the “Form S-3 Registration Statement”). The Form S-3 Registration Statement, including the exhibits to the Form S-3 Registration Statement, contains additional information about us and the securities offered by this prospectus. The rules and regulations of the SEC allow us to omit from this prospectus certain information that is included in the Form S-3 Registration Statement. For further information about us and our securities, you should review the Form S-3 Registration Statement and the exhibits filed with the Form S-3 Registration Statement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate into this prospectus by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.
We incorporate by reference the following documents previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 27, 2025;
•
the information included in our definitive proxy statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 29, 2025, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 filed with the SEC on May 14, 2025 and June 30, 2025 filed with the SEC on August 13, 2025;
•
our Current Reports on Form 8-K filed with the SEC on February 5, 2025, February 24, 2025, February 26, 2025, February 28, 2025, March 7, 2025, March 13, 2025, April 24, 2025, May 2, 2025, May 8, 2025, May 22, 2025, June 2, 2025, June 11, 2025, June 25, 2025, July 10, 2025, August 25, 2025 and August 25, 2025; and

•
the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on September 25, 2015 (File No. 001-37568), and all amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Form S-3 Registration Statement, including all such documents we may file with the SEC after the date of the Form S-3 Registration Statement and prior to the effectiveness of the registration statement, and prior to the filing of a post-effective amendment to the Form S-3 Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into this prospectus. Any statement contained in this prospectus or in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: PDS Biotechnology Corporation, 303A College Road East, Princeton, NJ 08540; Telephone: (800) 208-3343.

PROSPECTUS
$200,000,000

Common Stock
Preferred Stock
Debt Securities
Warrants
Units
Rights to Purchase Common Stock, Preferred Stock,
Debt Securities or Units
The date of this prospectus is     , 2025

The information in this prospectus supplement is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus supplement is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED August 29, 2025
PROSPECTUS SUPPLEMENT
Up to $20,000,000

Common Stock
We have entered into an Amended and Restated At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. H.C. Wainwright & Co., LLC (each an “Agent” and collectively the “Agents”) on August 13, 2024 relating to shares of our common stock offered by this prospectus supplement and the accompanying base prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell from time to time through or to the Agents, as sales agents or principals, shares of our common stock having an aggregate offering price of up to $50,000,000. As of the date of this prospectus, we have sold $5.7 of million shares of common stock pursuant to the Sales Agreement.
Our common stock is listed on The Nasdaq Capital Market under the symbol “PDSB.” The last reported sale price of our common stock on The Nasdaq Capital Market on August 27, 2025 was $1.28 per share.
We are a “smaller reporting company,” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, and, as such, have elected to comply with certain reduced public company reporting requirements.
As of August 27, 2025, the aggregate market value of our outstanding common stock held by non-affiliates, or public float, was approximately $60.7 million, based on 45,614,111 shares of outstanding common stock held by non-affiliates at a price of $1.33 per share, which was the closing price of our common stock on Nasdaq on July 3, 2025. During the 12 calendar months prior to and including the date of this prospectus, we did not sell any securities pursuant to General Instruction I.B.6 of Form S-3. Pursuant to General Instruction I.B.6 of Form S-3, in no event will we sell securities registered on this registration statement in a public primary offering with a value exceeding more than one-third of our public float in any 12-month period so long as our public float remains below $75 million.
Sales of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made through a sale that is deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”). The Agents are not required to sell any specific amount of our common stock but will act as our sales agents and use commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with their normal sales and trading practices, on mutually agreed terms between the Agents and us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The Agents will receive from us a commission of 3.0% of the gross proceeds of any shares of common stock sold under the Sales Agreement. In connection with the sale of our common stock on our behalf, the Agents will be deemed to be “underwriters” within the meaning of the Securities Act and the compensation of the Agents will be deemed to be underwriting discounts or commissions. We have agreed to indemnify the Agents against certain liabilities, including liabilities under the Securities Act, or to contribute payments that the Agents may be required to make because of such liabilities.
Investing in our common stock involves risks. You should carefully consider all of the information set forth in this prospectus supplement and the accompanying base prospectus, and in the reports we file with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, incorporated by reference in this prospectus supplement before deciding to invest in our common stock. Please see “Risk Factors” beginning on page S-7 and in the documents incorporated by reference into this prospectus supplement to read about factors you should consider before buying our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

B. Riley Securities	H.C. Wainwright & Co.

Prospectus dated    , 2025

Prospectus
S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying base prospectus form part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process.
This document contains two parts. The first part consists of this prospectus supplement, which provides you with specific information about this offering. The second part, the accompanying base prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer only to the “prospectus,” we are referring to both parts combined. This prospectus supplement may add, update or change information contained in the accompanying base prospectus. To the extent that any statement we make in this prospectus supplement is inconsistent with statements made in the accompanying base prospectus or any documents incorporated by reference herein or therein, the statements made in this prospectus supplement will be deemed to modify or supersede those made in the accompanying base prospectus and such documents incorporated by reference herein and therein. You should read this prospectus supplement and the accompanying base prospectus, including the information incorporated by reference herein and therein, and any related free writing prospectus that we have authorized for use in connection with this offering.
You should rely only on the information that we have included or incorporated by reference in this prospectus supplement, the accompanying base prospectus, and any related free writing prospectus that we may authorize to be provided to you. We have not authorized any dealer, salesman, or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or any related free writing prospectus that we may authorize to be provided to you. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus supplement, the accompanying base prospectus, or any related free writing prospectus.
This prospectus supplement, the accompanying base prospectus, and any related free writing prospectus, do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus supplement, the accompanying base prospectus, or any related free writing prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.
You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus, or any related free writing prospectus is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference herein or therein is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus supplement, accompanying base prospectus, or any related free writing prospectus is delivered, or securities are sold, on a later date.
This prospectus supplement contains or incorporates by reference summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been or will be filed or have been or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement forms a part, and you may obtain copies of those documents as described in this prospectus supplement under the heading “Where You Can Find More Information.”

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement and the documents incorporated herein by reference contain forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended), and we anticipate that the applicable prospectus supplement will contain forward-looking statements. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results to be materially different from any future results expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “believe,” “anticipate,” “intend,” “plan,” “estimate,” “may,” “could,” “anticipate,” “predict,” or “expect” and similar expressions. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors that are, in many cases, beyond our control. Forward-looking statements are not guarantees of future performance. Actual events or results may differ materially from those discussed in the forward-looking statements as a result of various factors. Except as required by applicable law, we do not undertake any obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.
Important factors that could cause actual results to differ materially from those reflected in our forward-looking statements include, among others:
•	the Company’s ability to protect its intellectual property rights;
•	the Company’s anticipated capital requirements, including the Company’s anticipated cash runway and the Company’s current expectations regarding its plans for future equity financings;
•
the Company’s dependence on additional financing to fund its operations and complete the development and commercialization of its clinical and product candidates, and the risks that raising such additional capital may restrict the Company’s operations or require the Company to relinquish rights to the Company’s technologies or clinical and product candidates;

•
the Company’s limited operating history in the current line of business, which makes it difficult to evaluate the Company’s prospects, the Company’s business plan or the likelihood of the Company’s successful implementation of such business plan;

•
the timing for the Company or its partners to initiate the planned clinical trials for its Versamune® products, including PDS0101 (Versamune® HPV), PDS0103 (Versamune® MUC1), and others, alone or in combination with PDS01ADC, as well as Infectimune® based clinical candidates and the future success of such trials;

•
the successful implementation of the Company’s research and development programs and collaborations, including any collaboration trials concerning the Company’s Versamune®, PDS01ADC and Infectimune® based clinical and product candidates and the Company’s interpretation of the results and findings of such programs and collaborations and whether such results are sufficient to support the future success of the Company’s clinical and product candidates;

•
the success, timing and cost of the Company’s ongoing clinical trials and anticipated clinical trials for the Company’s current clinical candidates, including statements regarding the timing of initiation, pace of enrollment and completion of the trials (including our ability to fully fund our disclosed clinical trials, which assumes no material changes to our currently projected expenses), futility analyses, presentations at conferences and data reported in an abstract, and receipt of interim results (including, without limitation, any preclinical results or data), which are not necessarily indicative of the final results of the Company’s ongoing clinical trials;

•	expectations for the clinical and preclinical development, manufacturing, regulatory approval, and commercialization of the Company’s clinical and product candidates;
•
any Company statements about its understanding of clinical and product candidates’ mechanisms of action and interpretation of preclinical and early clinical results from its clinical development programs and any collaboration trials; the acceptance by the market of the Company’s clinical and product candidates, if approved;

•
the timing of and the Company’s ability to obtain and maintain U.S. Food and Drug Administration or other regulatory authority approval of, or other action with respect to, the Company’s clinical and product candidates; and

•
other factors, including legislative, regulatory, political and economic developments not within the Company’s control, including unforeseen circumstances or other disruptions to normal business operations arising from or related to those listed under Part II, Item 1A. Risk Factors.

All written and verbal forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We caution investors not to rely too heavily on the forward-looking statements we make or that are made on our behalf.
In addition, you should refer to the documents we have incorporated by reference for a discussion of other important factors that may cause our actual results to differ materially from those expressed or implied by our forward-looking statements. As a result of these factors, we cannot assure you that the forward-looking statements will prove to be accurate. Furthermore, if our forward-looking statements prove to be inaccurate, the inaccuracy may be material. In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as a representation or warranty by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all.
We may discuss certain of these risks and uncertainties in greater detail in any prospectus supplement under the heading “Risk Factors.” Additional cautionary statements or discussions of risks and uncertainties that could affect our results or the achievement of the expectations described in forward-looking statements may also be contained in the documents we incorporate by reference into this prospectus supplement, including our most recent Annual Report on Form 10-K and our Quarterly Report on Form 10-Q filed with the SEC.

PROSPECTUS SUMMARY
This summary highlights information contained in other parts of this prospectus supplement and the accompanying base prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus supplement, the accompanying base prospectus, any applicable free writing prospectus and the documents incorporated by reference herein and therein. You should read all such documents carefully, especially the risk factors included in this prospectus and our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as such risk factors may be amended, updated or modified periodically in our quarterly reports filed on Form 10-Q with the SEC, and any amendment or update thereto reflected in subsequent filings with the SEC and incorporated by reference in this prospectus, and our consolidated financial statements and the related notes included or incorporated by reference herein or therein, before deciding to buy shares of our common stock. Unless the context requires otherwise, references in this prospectus supplement to “PDS,” “we,” “us,” and “our” refer to PDS Biotechnology Corporation.
Company Overview
We are a clinical-stage immunotherapy company developing a growing pipeline of targeted cancer and infectious disease immunotherapies based on our Versamune® T cell activator and Versamune® in combination with our interleukin 12 (IL-12) fused anti-body drug conjugate (ADC), PDS01ADC. In addition, we are developing the Infectimune® T cell-activator in infectious diseases.
We believe our investigational targeted immunotherapies have the potential to overcome limitations of current immunotherapy approaches through effective conversion of the immune suppressive tumor to an immunogenic microenvironment in addition to the induction of the right type, potency and quantity of tumor-targeting killer (CD8) T cells. Our Versamune® immunotherapies and Versamune® in combination with PDS01ADC, are being developed for treatments in oncology, and Infectimune® is being developed for preventive vaccines against infectious agents. When paired with an antigen, which is a disease-related protein that is recognizable by the immune system, Versamune® and Infectimune® have both been shown to induce, in vivo, large quantities of high-quality, highly potent polyfunctional disease-specific CD4 helper and CD8 killer T cells, a specific sub-type of T cell that has shown potential to be more effective at killing infected or target cells. Infectimune® is also designed to promote the induction of disease-specific neutralizing antibodies. PDS01ADC is an investigational tumor targeting IL-12 that we believe may enhance the proliferation, potency and longevity of T cells in the tumor microenvironment and reduces the prevalence of immune suppressive cells and components within the tumor. We believe that our proprietary combinations of Versamune® and PDS01ADC together with immune checkpoint inhibitors or other standards of care, may enhance the proliferation, potency and longevity of antigen specific multifunctional CD8 T cells in the tumor microenvironment and work synergistically to inhibit or treat cancer.
In March 2025, we announced the initiation of our VERSATILE-003 Phase 3 clinical trial evaluating PDS0101 (Versamune® HPV) in HPV16-positive first-line treatment of recurrent/metastatic head and neck squamous cell carcinoma.
In July 2025, we announced that the colorectal cancer cohort of a phase 2 clinical trial with PDS01ADC met the pre-defined criteria for expansion to stage 2 following positive stage 1 results.
For more information about our business, please see our most recent Annual Report on Form 10-K, as supplemented and updated by subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K that we have filed or will file with the SEC, and in other documents which are incorporated by reference into this prospectus supplement.
Corporate Information
Information concerning our company is contained in the documents that we file with the SEC as a reporting company under the Securities Exchange Act of 1934, as amended, which are accessible at www.sec.gov, and on our website at www.pdsbiotech.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus supplement. Investors should not rely on any such information in deciding whether to purchase our common stock. We have included our website address in this prospectus supplement solely as an inactive textual reference. Information on our website is not, and should not be considered, part of this prospectus supplement.
Our principal executive offices are located at 303A College Road Easte, Princeton, NJ 08540, and our telephone number is (800) 208-3343.

Implications of Being a Smaller Reporting Company
We are a “smaller reporting company,” meaning that the market value of our stock held by non-affiliates is less than $700 million and our annual revenue was less than $100 million during our most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million. For so long as we remain a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure and other requirements that are applicable to other public companies that are not smaller reporting companies. We have taken advantage of some reduced reporting burdens in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein. Accordingly, the information that we provide stockholders may be different than you might obtain from other public companies in which you hold equity interests.

The Offering
Common stock offered by us
$20,000,000
Common Stock outstanding immediately after this offering
Up to 62,650,502 shares of our common stock, assuming sales of 15,625,000 shares of our common stock in this offering at a public offering price of $1.28 per share, which was the last reported sale price per share of our common stock on The Nasdaq Capital Market on August 27, 2025. The actual number of shares of our common stock issued will vary depending on the sales prices of the shares sold through this offering.
Plan of Distribution
“At the market offering” that may be made from time to time through or to the Agents, as sales agents or principals. See the section titled “Plan of Distribution” of this prospectus supplement.
Use of proceeds
We currently intend to use the net proceeds, if any, from this offering for the development of our clinical pipeline and for general corporate purposes including working capital. See the section titled “Use of Proceeds” of this prospectus supplement.
Risk Factors
You should read the “Risk Factors” section of this prospectus supplement and the accompanying base prospectus and the documents incorporated by reference into this prospectus supplement and in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 as such risk factors may be amended, updated or modified periodically in our quarterly reports filed on Form 10-Q with the SEC, and any amendment or update thereto reflected in subsequent filings for a discussion of factors to consider carefully before deciding to invest in shares of our common stock.
The Nasdaq Capital Market symbol
“PDSB”
The number of shares of our common stock to be outstanding after this offering is based on 46,633,362 shares of our common stock outstanding as of June 30, 2025, and excludes, as of such date:
•	6,397,184 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $5.22 per share;
•	800,000 shares of common stock issuable upon the vesting of outstanding performance-based restricted stock units;
•
3,606,307 and 957,407 shares of common stock reserved for future issuance under the PDS Biotechnology Corporation Third Amended and Restated 2014 Equity Incentive Plan, as amended, and the 2019 Inducement Plan, as amended, respectively;

•	8,757,034 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $1.75 per share; and
•
8,818,340 shares of common stock issuable upon conversion of the senior secured convertible debentures with an aggregate principal amount of $22,222,222 issued by us pursuant to the Securities Purchase Agreement by and among us, JGB Collateral LLC, as collateral agent, and the other buyers that are party thereto.

RISK FACTORS
An investment in our common stock or securities convertible or exercisable into our common stock involves a high degree of risk. Before deciding whether to invest in our securities, you should carefully consider the risks described below and those discussed under the caption entitled “Risk Factors” in our Annual Reports on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, and any amendment or update thereto reflected in subsequent filings with the SEC, which are incorporated by reference in this prospectus supplement and the accompanying base prospectus, together with other information in this prospectus supplement, the accompanying base prospectus, the information and documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment.
Risks Related to This Offering
We have incurred significant losses since our inception and expect to continue to incur significant losses for the foreseeable future and may never achieve or maintain profitability.
We have never generated any product revenues and expect to continue to incur substantial and increasing losses as we continue to develop Versamune®, Versamune® in combination with PDS01ADC and Infectimune® based products. None of our products have been approved for marketing in the United States and may never receive such approval. As a result, we are uncertain when or if we will achieve profitability and, if so, whether we will be able to sustain it. Our ability to generate revenue and achieve profitability is dependent on our ability to complete development, obtain necessary regulatory approvals, and have our products manufactured and successfully marketed. We cannot assure you that we will be profitable even if we successfully commercialize Versamune® HPV, PDS01ADC or other Versamune® and Infectimune® based products. If we successfully obtain regulatory approval to market Versamune® HPV alone or in combination with PDS01ADC, our revenues will be dependent, in part, upon, the size of the markets in the territories for which regulatory approval is received, the number of competitors in such markets for the approved indication, and the price at which we can offer our products. If the indication approved by regulatory authorities is narrower than we expect, or the treatment population is narrowed by competition, physician choice or treatment guidelines, we may not generate significant revenue from sales of our products, even if approved. Even if we do achieve profitability, we may not be able to sustain or increase profitability on a quarterly or annual basis. If we fail to become and remain profitable the market price of our common stock and our ability to raise capital and continue operations will be adversely affected.
We expect research and development expenses to increase significantly for Versamune®, Versamune® in combination with PDS01ADC and Infectimune® based products. In addition, even if we obtain regulatory approval, significant sales and marketing expenses will be required to commercialize our products. As a result, we expect to continue to incur significant and increasing operating losses and negative cash flows for the foreseeable future. These losses have had and will continue to have an adverse effect on our financial position and working capital.
Raising additional capital, including as a result of this offering, may cause dilution to our stockholders, restrict our operations or require us to relinquish rights to our product candidates.
Until such time, if ever, as we can generate substantial revenue from the sale of our product candidates, we expect to finance our cash needs through a combination of equity offerings, debt financings and license and development agreements. To the extent that we raise additional capital through the sale of equity securities, including from this offering, or convertible debt securities, your ownership interest will be diluted, and the terms of these securities may include liquidation or other preferences that adversely affect your rights as a common stockholder or holder of warrants. Debt financing and preferred equity financing, if available, may involve agreements that include covenants limiting or restricting our ability to take specific actions, such as incurring additional debt, making capital expenditures or declaring dividends. In addition, if we issue secured debt securities, the holders of the debt would have a claim to our assets that would be senior to the rights of stockholders until the debt is paid. Interest on these debt securities would increase costs and negatively impact operating results. If the issuance of new securities results in diminished rights to holders of our common stock, the market price of our common stock could be negatively impacted.
If we raise additional funds through collaborations, strategic alliances or marketing, distribution or licensing arrangements with third parties, we may be required to relinquish valuable rights to our research programs or product candidates or grant licenses on terms that may not be favorable to us. If we are unable to raise additional funds through equity or debt financings or other arrangements with third parties when needed, we may be required to delay, limit, reduce or terminate our product development or future commercialization efforts or grant rights to third parties to develop and market product candidates that we would otherwise prefer to develop and market ourselves.
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
Our management will have broad discretion with respect to the use of proceeds of this offering, including for any of the purposes described in the section of this prospectus supplement entitled “Use of Proceeds.” You will be relying on the judgment of our management regarding the application of the proceeds of this offering. The results and effectiveness of the use of proceeds are uncertain, and we could spend the proceeds in ways that you do not agree with or that do not improve our results of operations or enhance the value of our common stock. Our failure to apply these funds effectively could have a material adverse effect on our business, delay the development of our product candidates, and cause the price of our common stock to decline.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Because the offering price of our common stock may be substantially higher than the net tangible book value per share of our outstanding common stock, new investors may experience immediate and substantial dilution.
The public offering price of our common stock in this offering may be substantially higher than the net tangible book value per share of our common stock outstanding prior to this offering based on the total value of our tangible assets less our total liabilities. Therefore, if you purchase shares of our common stock you may experience immediate and substantial dilution. See the section entitled “Dilution” of this prospectus supplement for a more detailed discussion of the dilution you may incur if you purchase common stock in this offering.
It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver an issuance notice to the Agents at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Agents after delivering an issuance notice, if any, will fluctuate based on a number of factors, including the market price of shares of our common stock during the sales period, the limits we set with the Agents in any applicable issuance notice and the demand for shares of our common stock during the sales period. Because the price per share of each share of common stock sold pursuant to the Sales Agreement will fluctuate during this offering, it is not currently possible to predict the number of shares of common stock that will be sold or the aggregate proceeds we will raise in connection with those sales under the Sales Agreement, and we may not sell any shares of common stock under the Sales Agreement.
Future sales of our common stock, or the perception that such future sales may occur, may cause our stock price to decline.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales could occur, following this offering could cause the market price of our common stock to decline. A substantial majority of the outstanding shares of our common stock are, and the shares of common stock sold in this offering upon issuance will be, freely tradable without restriction or further registration under the Securities Act.
We have never declared or paid dividends on our capital stock and we do not anticipate paying dividends in the foreseeable future.
Our business requires significant funding, and we currently invest available funds and earnings in product development. Therefore, we do not anticipate paying any cash dividends on our common stock in the foreseeable future. We currently plan to invest all available funds and future earnings in the development and growth of our business. As a result, capital appreciation, if any, of our common stock will be your sole source of potential gain for the foreseeable future.

Our common stock may become the target of “short squeezes.”
In 2021, the securities of several companies have increasingly experienced significant and extreme volatility in stock price due to short sellers of shares of their stock and buy-and-hold decisions of other investors, resulting in what is sometimes described as a “short squeeze.” Short squeezes have caused extreme volatility in the stock prices of those companies and in the market and have led to the price per share of some of those companies to trade at a significantly inflated rate that is disconnected from the underlying value of the company. Sharp rises in a company’s stock price may force traders in a short position to buy the stock to avoid even greater losses. Investors who purchase shares in those companies at an inflated rate face the risk of losing a significant portion of their original investment as the price per share has declined steadily as interest in those stocks have abated. Market activity suggests that we are currently the target of a short squeeze, and investors may lose a significant portion or all of their investment if they purchase our shares at a rate that is significantly disconnected from our underlying value.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $20 million from time to time. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement with the Agents as a source of financing.
We currently intend to use the net proceeds, if any, from this offering for the development of our clinical pipeline and for general corporate purposes including working capital.
As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the net proceeds, if any, to be received upon the completion of this offering. The amounts and timing of our actual expenditures will depend on numerous factors, including the progress of our development efforts, the status of and results from clinical trials, any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. Accordingly, our management will have broad discretion in the application of the net proceeds, if any, from this offering and investors will be relying on the judgment of our management regarding the application of the net proceeds, if any, from this offering.
Until we use the net proceeds, if any, of this offering for the above purposes, we intend to invest the funds in short-term, investment-grade, interest-bearing instruments and U.S. government securities. We cannot predict whether these investments will yield a favorable return.

DIVIDEND POLICY
We have never paid any cash dividends on our common stock to date. We currently intend to retain all of our future earnings, if any, to fund the development and growth of our business and do not anticipate paying any cash dividends for at least the next five years, if ever. Any future determination as to the payment of cash dividends on our common stock will be at our board of directors’ discretion and will depend on our financial condition, operating results, capital requirements and other factors that our board of directors considers to be relevant.

DILUTION
If you invest in our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock immediately after this offering. We calculate net tangible book value per share by dividing our net tangible assets (tangible assets less total liabilities) by the number of shares of our common stock issued and outstanding as of June 30, 2025.
Our net tangible book value as of June 30, 2025 was $15,959,784, or approximately $0.34 per share of our common stock immediately after this offering. After giving effect to the assumed issuance and sale of shares of our common stock in this offering in the aggregate amount of $20,000,000 at an assumed offering price of $1.28 per share, which was the last reported sale price of our common stock on The Nasdaq Capital Market on August 27, 2025, and after deducting the commissions and estimated offering expenses payable by us, our as-adjusted net tangible book value as of June 30, 2025 would have been $35,259,784, or approximately $0.57 per share of our common stock. This represents an immediate increase in the net tangible book value of $0.23 per share of our common stock to our existing stockholders and an immediate dilution in net tangible book value of approximately $0.71 per share to purchasers of our common stock in this offering. The following table illustrates this per share dilution:

Assumed public offering price per share of our common stock		$1.28
Historical net tangible book value per share as of June 30, 2025	$0.34
Increase in as adjusted net tangible book value per share of our common stock attributable to this offering	$0.23
As adjusted net tangible book value per share of our common stock as of June 30, 2025, after giving effect to this offering		$0.57
Dilution in net tangible book value per share to investors purchasing shares of our common stock in this offering		$0.71

The table above assumes for illustrative purposes that an aggregate of 15,625,000 shares of common stock are sold at a price of $1.28 per share, the last reported sales price of our ordinary shares on The Nasdaq Capital Market on August 27, 2025. The shares sold in this offering, if any, will be sold from time to time at various prices. The above discussion and table are based on 46,633,362 shares outstanding as of June 30, 2025, and excludes, as of that date, the following:
•	6,397,184 shares of common stock issuable upon the exercise of outstanding stock options, having a weighted average exercise price of $5.22 per share;
•	800,000 shares of common stock issuable upon the vesting of outstanding performance-based restricted stock units;
•
3,606,307 and 957,407 shares of common stock reserved for future issuance under the PDS Biotechnology Corporation Third Amended and Restated 2014 Equity Incentive Plan, as amended, and the 2019 Inducement Plan, as amended, respectively;

•	8,757,034 shares of common stock issuable upon the exercise of outstanding warrants, having a weighted average exercise price of $1.75 per share; and
•
8,818,340 shares of common stock issuable upon conversion of the senior secured convertible debentures with an aggregate principal amount of $22,222,222 issued by us pursuant to the Securities Purchase Agreement by and among us, JGB Collateral LLC, as collateral agent, and the other buyers that are party thereto.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options, restricted stock units or warrants are exercised, new equity grants are issued and exercised under our equity incentive plans, if the existing senior secured debentures are converted, or we issue additional shares of common stock, other equity securities or convertible debt securities in the future.

PLAN OF DISTRIBUTION
We entered into an amended and restated sales agreement with B. Riley Securities, Inc. and H.C. Wainwright & Co., LLC, as Agents, on August 13, 2024, under which we may offer and sell shares of our common stock having an aggregate offering price of up to $50,000,000 from time to time through or to the Agents, as sales agents or principals. Sales of our common stock, if any, under this prospectus supplement may be made in transactions that are deemed to be “at the market offerings” as defined in Rule 415 under the Securities Act.
Each time we wish to issue and sell our common stock under the sales agreement, we will notify an Agent of the number or dollar value of shares to be issued, the dates on which such sales are anticipated to be made, any minimum price below which sales may not be made and other sales parameters as we deem appropriate. Once we have so instructed an Agent, unless such Agent declines to accept the terms of the notice, such Agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the Agents under the sales agreement to sell our common stock are subject to a number of conditions that we must meet.
We will pay the Agents’ commissions for their services in acting as agents in the sale of our common stock at a commission rate equal in the aggregate of 3.0% of the gross proceeds from each sale of our common stock.
In addition, we have agreed to reimburse the Agents for the fees and disbursements of its counsel, payable in connection with the entry into the sales agreement, in an amount not to exceed $75,000, in addition to certain ongoing disbursements of its legal counsel not to exceed $7,500 per calendar quarter. We estimate that the total expenses for the offering, excluding compensation payable to the Agents under the sales agreement, will be approximately $150,000.
Settlement for sales of our common stock will occur on the second business day following the date on which any sales are made, or on some other date that is agreed upon by us and the Agents in connection with a particular transaction, in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
In connection with the sale of our common stock on our behalf, the Agents will be deemed to be underwriters within the meaning of the Securities Act, and the compensation of the Agents will be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the Agents against certain civil liabilities, including liabilities under the Securities Act.
This offering pursuant to the sales agreement will terminate upon the earlier of (1) the issuance and sales of all of our common stock subject to the sales agreement; and (2) the termination of the sales agreement as permitted therein.
Each Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services it may in the future receive customary fees.
To the extent required by Regulation M, the Agents will not engage in any market making activities involving our common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the sales agreement does not purport to be a complete statement of its terms and conditions. A copy of the sales agreement is filed as an exhibit to the registration statement to which this prospectus supplement and accompanying base prospectus are attached, and incorporated by reference in this prospectus supplement.
Our common stock is listed on the Nasdaq Capital Market and trades under the symbol “PDSB.” The transfer agent and registrar of our common stock is Computershare Trust Company, N.A.

LEGAL MATTERS
The validity of the securities being offered in this offering will be passed upon for us by DLA Piper LLP (US), Philadelphia, PA. Certain legal matters in connection with this offering will be passed upon for the Agents by Duane Morris LLP, New York, New York.
EXPERTS
The consolidated financial statements as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and audit.
WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus form part of a registration statement on Form S-3 that we filed with the SEC. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement or the documents incorporated by reference herein and therein. For further information with respect to us and the securities that we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement and the documents incorporated by reference herein and therein. You should rely only on the information contained in this prospectus supplement or the accompanying prospectus or incorporated by reference herein or therein. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front page of this prospectus supplement, regardless of the time of delivery of this prospectus supplement or any sale of the securities offered hereby.
We file annual, quarterly, and other reports, proxy and information statements, and other information with the Securities and Exchange Commission. The SEC maintains a website that contains reports, proxy statements and other information regarding us. The address of the SEC website is www.sec.gov. We maintain a website at www.pdsbiotech.com. Information contained on our website is not incorporated into this prospectus supplement and you should not consider information contained on our website to be part of this prospectus supplement.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to incorporate into this prospectus supplement by reference the information we file with it, which means that we can disclose important information to you by referring you to the documents containing that information. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we later file with the SEC will automatically update and, where applicable, modify or supersede that information.
We incorporate by reference the following documents previously filed with the SEC and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents not deemed to be filed) until the offering of the securities under the registration statement is terminated or completed:
•	our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 27, 2025;
•
the information included in our definitive proxy statement on Schedule 14A for our 2025 Annual Meeting of Stockholders, filed with the SEC on April 29, 2025, to the extent incorporated by reference in Part III of our Annual Report on Form 10-K for the year ended December 31, 2024;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2025 filed with the SEC on May 14, 2025 and June 30, 2025 filed with the SEC on August 13, 2025;
•
our Current Reports on Form 8-K filed with the SEC on February 5, 2025, February 24, 2025, February 26, 2025, February 28, 2025, March 7, 2025, March 13, 2025, April 24, 2025, May 2, 2025, May 8, 2025, May 22, 2025, June 2, 2025, June 11, 2025, June 25, 2025, July 10, 2025, August 25, 2025 and August 25, 2025; and

•
the description of our common stock contained in our registration statement on Form 8-A12B, filed with the SEC on September 25, 2015 (File No. 001-37568), and all amendments or reports filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of the Form S-3 Registration Statement, including all such documents we may file with the SEC after the date of the Form S-3 Registration Statement and prior to the effectiveness of the registration statement, and prior to the filing of a post-effective amendment to the Form S-3 Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statement contained in this prospectus supplement or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained herein or in any subsequently filed document that is or is deemed to be incorporated by reference herein modifies or supersedes such statement.
Notwithstanding the foregoing, no portion of any document that is “furnished” but not “filed” in accordance with SEC rules under Exchange Act shall be deemed to be incorporated by reference into this prospectus supplement. Any statement contained in this prospectus supplement or in a document incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any other subsequently filed document that is incorporated by reference herein modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.
You may request a copy of any of these filings from us at no cost by writing or calling our Corporate Secretary at the following address or telephone number: PDS Biotechnology Corporation, 303A College Road East, Princeton, NJ 08540; Telephone: (800) 208-3343.

Up to $20,000,000

Common Stock

B. Riley Securities	H.C. Wainwright & Co.

The date of this prospectus supplement is    , 2025

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.	Other Expenses of Issuance and Distribution.
The following table sets forth the expenses to be paid by us, other than underwriting discounts and commissions, in connection with the offering of the securities described in this registration statement.

Securities and Exchange Commission registration fee	$17,400.81
FINRA filing fee	$30,500
Printing and engraving expenses	*
The Nasdaq Capital Market listing fees	*
Legal fees and expenses	*
Accounting fees and expenses	*
Transfer agent and registrar fees	*
Miscellaneous expenses	*
Total	$*

*	These fees and expenses will be based upon the number of securities offerings and the amount of securities offered and accordingly cannot be estimated at this time.
Item 15.	Indemnification of Directors and Officers.
Section 102(b)(7) of the DGCL authorizes a corporation in its certificate of incorporation to eliminate or limit personal liability of directors of the corporation for violations of the directors’ fiduciary duty of care. However, directors remain liable for breaches of duties of loyalty, failing to act in good faith, engaging in intentional misconduct, knowingly violating a law, paying a dividend or approving a stock repurchase which was illegal under DGCL Section 174 or obtaining an improper personal benefit. In addition, equitable remedies for breach of fiduciary duty of care, such as injunction or recession, are available.
Our current certificate of incorporation eliminates the personal liability of the members of our board of directors to the fullest extent permitted by the DGCL. Any repeal or modification of that provision by the stockholders of the corporation will not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.
Our current bylaws provide for indemnification of our officers and directors to the fullest extent permitted by the DGCL.
We have entered into indemnification agreements with each of our directors and officers, pursuant to which we agreed, to the maximum extent permitted by applicable law and subject to the specified terms and conditions set forth in each agreement, to indemnify a director or officer who acts on our behalf and is made or threatened to be made a party to any action or proceeding against expenses, judgments, fines and amounts paid in settlement that are incurred by such officer or director in connection with the action or proceeding. The indemnification provisions apply whether the action was instituted by a third party or by us.

We have purchased and maintain insurance on behalf of our officers and directors that provides coverage for expenses and liabilities incurred by them in their capacities as officers and directors.
Item 16.	Exhibits.
The exhibits listed on the Exhibit Index immediately preceding the signature page hereto are filed herewith or incorporated by reference herein, and such exhibit list is incorporated in this Item 16 by reference.
Item 17.	Undertakings.
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of this registration statement relating to the securities in this registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is a part of this registration statement will, as to a purchaser with a time of contract sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was a part of this registration statement or made in any such document immediately prior to such effective date.
(5)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act (the “Act”) in accordance with the rules and regulations prescribed by the Securities and Exchange Commission under section 305(b)(2) of the Act.

EXHIBIT INDEX

Exhibit Number	Description of Document
1.1	Form of Underwriting Agreement.*
1.2
Amended and Restated At Market Issuance Sales Agreement dated August 13, 2024 by and among the Company B. Riley Securities, Inc., and H.C. Wainwright & Co., LLC (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on August 13, 2024).

2.1
Agreement and Plan of Merger and Reorganization, dated November 23, 2018, by and among Edge Therapeutics, Inc., Echos Merger Sub, Inc. and PDS Biotechnology Corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 26, 2018, and incorporated by reference herein).

2.2
Amendment No. 1 to Agreement and Plan of Merger and Reorganization, dated January 24, 2019, by and among Edge Therapeutics, Inc., Echos Merger Sub, Inc. and PDS Biotechnology Corporation (filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on January 30, 2019, and incorporated by reference herein).

2.3	Eighth Amended and Restated Certificate of Incorporation (filed as exhibit 3.1 to the Company’s Current Report on Form 8-K filed on October 6, 2015, and incorporated by reference herein).
2.4
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 18, 2019, and incorporated by reference herein).

2.5
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 18, 2019, and incorporated by reference herein).

2.6
Certificate of Amendment to Amended and Restated Certificate of Incorporation (filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K on June 24, 2024, and incorporated by reference herein).

2.7	Third Amended and Restated Bylaws of PDS Biotechnology Corporation (filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on March 15, 2022, and incorporated by reference herein).
4.1
Form of Certificate of Common Stock (filed as exhibit 4.1 to the Company’s Pre-Effective Amendment No. 1 to the registration statement on Form S-1 (File No. 333- 206416) filed on September 21, 2015, and incorporated by reference herein).

4.3	Form of Indenture (filed herewith).
4.5	Form of Warrant Certificate with respect to any Warrant issued hereunder.*
4.6	Form of Warrant Agreement with respect to any Warrant issued hereunder.*
4.7	Form of Certificate of Designation with respect to any Preferred Stock issued hereunder and the related form of Preferred Stock Certificate.*
4.8	Form of Debt Security.*
4.9	Form of Unit Agreement.*
4.10	Form of Unit Certificate.*
4.11	Form of Rights Certificate.*
5.1	Opinion of DLA Piper LLP (US), relating to the base prospectus (filed herewith).
5.2	Opinion of DLA Piper LLP (US), relating to the sales agreement prospectus supplement (filed herewith).
23.1	Consent of KPMG LLP (filed herewith).
23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page).
25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939, as amended.**
107	Calculation of Filing Fee Tables (filed herewith).

*
If applicable, to be filed subsequent to the effectiveness of this registration statement (1) by an amendment to this registration statement or (2) as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

**
If applicable, to be filed subsequent to the effectiveness of this registration statement under the electronic form type 305B2 pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Princeton, State of New Jersey, on August 29, 2025.

PDS BIOTECHNOLOGY CORPORATION

By:	/s/ Frank Bedu-Addo, Ph.D.
Frank Bedu-Addo, Ph.D.
President and Chief Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Frank Bedu-Addo, Ph.D. and Lars Boesgaard as his or her true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments and any related registration statements filed pursuant to Rule 462 and otherwise), and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or resubstitute, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on August 29, 2025.

Signature	Title	Date

/s/ Frank Bedu-Addo, Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	August 29, 2025
Frank Bedu-Addo, Ph.D.

/s/ Lars Boesgaard	Chief Financial Officer (Principal Financial and Accounting Officer)	August 29, 2025
Lars Boesgaard

/s/ Otis W. Brawley	Director	August 29, 2025
Otis W. Brawley

/s/ Gregory Freitag, J.D., CPA	Director	August 29, 2025
Gregory Freitag, J.D., CPA

/s/ Stephen Glover	Director	August 29, 2025
Stephen Glover

/s/ Kamil Ali-Jackson	Director	August 29, 2025
Kamil Ali-Jackson

/s/ Ilian Iliev, Ph.D.	Director	August 29, 2025
Ilian Iliev, Ph.D.